UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

Allion Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 547-6520

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)  On April 4, 2008, Allion Healthcare, Inc. (the “Company” or “Allion”), and certain of its subsidiaries entered into a Credit and Guaranty Agreement with CIT Healthcare LLC, as Administrative Agent, and other lenders named therein (the “Credit Agreement”).

The Credit Agreement provides for a five-year $55 million senior secured credit facility comprised of a $35 million term loan and a $20 million revolving credit facility.  At the Company’s option, the principal balance of loans outstanding under the term loan and the revolving credit facility will bear interest at a rate equal to (i) LIBOR plus an applicable margin equal to 4.00% or (ii) a base rate that is the higher of (a) JPMorgan Chase Bank’s prime rate and (b) the Federal Funds rate plus 0.50%, plus an applicable margin equal to 3.00%.  The term loan was fully funded at the closing of the Credit Agreement and the Company is required to make consecutive quarterly principal payments commencing on September 30, 2008.  In addition, the Company is required to pay each lender under the revolving credit facility an unused line fee equal to 0.5% per annum on the unused commitment of each lender under the revolving credit facility.

The Company may prepay the term loan and the revolving credit facility in whole or in part at any time without premium or penalty, subject to reimbursement of the lenders’ customary breakage and redeployment costs in the case of prepayment of LIBOR borrowings.  The Credit Agreement includes covenants requiring the Company to maintain certain financial ratios.

The Company used the proceeds of the term loan and revolving credit facility to fund the merger of Biomed America, Inc. (“Biomed”) with and into a merger subsidiary of the Company (the “Merger”) and to refinance certain existing indebtedness of Biomed.  The Merger was completed on April 4, 2008, pursuant to an Agreement and Plan of Merger, dated March 13, 2008, between the Company, Biomed Healthcare, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Biomed and Parallex LLC (“Parallex”), the majority owner of Biomed (the “Merger Agreement”).. The Company may use proceeds of loans under the revolving credit facility for working capital and other general corporate purposes.  The Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed March 19, 2008.

(b)  In connection with the Merger, the Company also entered into a Stockholders’ Agreement, dated April 4, 2008, among the Company and the former stockholders of Biomed (the “Stockholders’ Agreement”).  The Stockholders’ Agreement grants certain demand and piggyback registration rights with respect to resales of the shares of Allion common stock issued in the Merger and the shares of Allion common stock into which shares of Series A-1 preferred stock issued in the Merger may convert.  Pursuant to the Stockholders’ Agreement and in connection with Allion’s annual meeting of stockholders to be held during the calendar years ending December 31, 2008, 2009 and 2010 (unless the former Biomed stockholders fail to hold in the aggregate at least 15% of Allion’s common stock on an as-converted basis), the former Biomed stockholders as a group have the right to nominate two of the six members of the Allion board of directors, subject to approval by Allion’s nominating and corporate governance committee and a majority of the other Allion board members.  The Stockholders’ Agreement also includes certain restrictions on the transfer of Allion capital stock held by the former Biomed stockholders and a five-year standstill provision applicable to Parallex and any assignee of Parallex (subject to the former Biomed stockholders holding at least 10% of Allion’s common stock on an as-converted basis).

The foregoing summary of the Credit Agreement and the Stockholders’ Agreement and the transactions completed thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Credit Agreement and the Stockholders’ Agreement, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated by reference.  The Credit Agreement is not intended to provide any other factual information about Allion or its subsidiaries.  The representations and warranties set forth in the Credit Agreement were used as a means of allocating risk between the parties to the Credit Agreement, rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Credit Agreement as characterizations of the actual state of facts about Allion or its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

  The information included under Item 1.01(a) of this Current Report, including Exhibit 10.1, is incorporated by reference under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

(a)  In connection with the Merger, on April 4, 2008, and as partial satisfaction of the purchase price, the Company issued 3,224,511 shares of Allion common stock, $0.001 par value per share, and 6,125,448 shares of Allion Series A-1 preferred stock, $0.001 par value per share, to the stockholders of Biomed.  The shares of Allion capital stock were issued to the former Biomed stockholders as a portion of the purchase price for all of the outstanding capital stock of Biomed.  The shares of Allion common stock and Series A-1 preferred stock were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder as transactions not involving a public offering.  The shares were issued only to accredited investors and to unaccredited investors totaling no more than thirty-five persons in accordance with Rule 506 of Regulation D.  Each former Biomed stockholder represented to the Company that it was purchasing the shares for itself and not with any present intention of selling the shares in violation of the Securities Act.  Each former Biomed stockholder acknowledged that the shares have not been registered under the Securities Act and cannot be resold unless the shares are registered or an exemption from registration is available.  Legends will be placed on the certificates evidencing the Allion common stock and Allion Series A-1 preferred stock that state that the shares have not been registered under the Securities Act and setting forth the restrictions on their transferability and sale under applicable law and pursuant to the Stockholders’ Agreement.  Allion relied upon the representations, warranties and agreements of the former Biomed stockholders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions of such exemption.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdictions.

(b)  In connection with the Merger, on April 4, 2008, the Company filed a Certificate of Designation of Series A-1 Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  The Certificate of Designation sets forth the following rights and terms:

•	The Series A-1 preferred stock will be non-convertible until such time as the stockholders of the Company approve its conversion into shares of Allion common stock.

•
Except as required by applicable law, the holders of Series A-1 preferred stock have no voting rights.  The shares of Series A-1 preferred stock are not redeemable either at the election of the Company or any of the former Biomed stockholders.

•
The holders of Series A-1 preferred stock are entitled to receive dividends at a rate per share of 18% per annum of the Original Issue Price ($5.50, subject to adjustments), which shall accrue until paid; provided, however, the dividends will not be paid and will terminate and cease to accrue in the event that the Series A-1 preferred stock converts into Allion common stock.

•
In the event of a sale of all or substantially all of the assets of the Company, a merger or other business combination resulting in a change of control of the Company, a sale of 50% or more of the capital stock of Allion to any holder or group of related holders or a dissolution of the Company, the holders of Series A-1 preferred stock are entitled to receive, prior and in preference to any distribution of the proceeds to holders of common stock or any junior series of preferred stock, the greater of an amount per share equal to (i) the Original Issue Price plus any accrued but unpaid dividends and (ii) the amount per share of proceeds that a holder of Allion common stock would receive as part of the transaction or event.

•
The terms of the Series A-1 preferred stock also contain certain restrictive provisions that prohibit the Company from taking certain actions, such as altering or changing the rights, privileges or preferences of the Series A-1 preferred stock, without first obtaining the prior written approval of at least 51% of the then-outstanding shares of Series A-1 preferred stock.

The foregoing description of the Series A-1 preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation of Series A-1 Preferred Stock, a copy of which is attached as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

   (d)  Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2008, by and among Allion Healthcare, Inc., Biomed Healthcare, Inc., Biomed America, Inc. and Parallex LLC*
4.1	Stockholders’ Agreement, dated April 4, 2008, by and among Allion Healthcare, Inc. and the stockholders named therein
4.2	Certificate of Designation of Series A-1 Preferred Stock of Allion Healthcare, Inc.
10.1	Credit and Guaranty Agreement, dated April 4, 2008, by and among Allion Healthcare, Inc., certain of its subsidiaries, CIT Healthcare LLC, as Administrative Agent, and the other lenders party thereto

* Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 19, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC. (Registrant)
April 10, 2008	/s/ Stephen A. Maggio
By: Stephen A. Maggio
Its: Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2008, by and among Allion Healthcare, Inc., Biomed Healthcare, Inc., Biomed America, Inc. and Parallex LLC*
4.1	Stockholders’ Agreement, dated April 4, 2008, by and among Allion Healthcare, Inc. and the stockholders named therein
4.2	Certificate of Designation of Series A-1 Preferred Stock of Allion Healthcare, Inc.
10.1	Credit and Guaranty Agreement, dated April 4, 2008, by and among Allion Healthcare, Inc., certain of its subsidiaries, CIT Healthcare LLC, as Administrative Agent, and the other lenders party thereto

* Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 19, 2008.